Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 O: 650.493.9300 F: 650.493.6811

December 17, 2020

QuantumScape Corporation

1730 Technology Drive

San Jose, California 95110

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by QuantumScape Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale of 305,114,065 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”), and 6,650,000 private placement warrants exercisable for shares of the Company’s Class A common stock (the “Warrants” and, together with the Shares, the “Securities”).

The Securities offered pursuant to the Registration Statement include (i) an aggregate of 253,379,598 outstanding shares of the Company’s Class A common stock (the “Outstanding Shares”) to be sold by selling securityholders named in the Registration Statement, (ii) an aggregate of 11,499,989 shares of the Company’s Class A common stock issuable upon exercise of certain outstanding public warrants at $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the securityholders holding such public warrants) (the “Public Warrant Shares”), (iii) an aggregate of 6,650,000 shares of the Company’s Class A common stock issuable upon exercise of certain outstanding private placement warrants at $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement) (the “Private Warrant Shares,” and together with the Public Warrant Shares, the “Warrant Shares”), (iv) an aggregate of 33,584,478 shares of the Company’s Class A common stock issuable upon the exercise of stock options and the vesting of restricted stock units that were issued by the Company (the “Equity Award Shares”) (including the initial issuance of such shares upon the vesting of such equity awards and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement), and (v) an aggregate of 6,650,000 private placement warrants, constituting all the Warrants, for the purchase of shares of the Company’s Class A common stock to be sold by the selling securityholders named in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion, that:

1.	With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable;

2.

With respect to the Warrants to be offered pursuant to the Registration Statement, such Warrants constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to equitable principles of general applicability; and

3.

With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the warrants thereof pursuant to the terms of that certain Warrant Agreement between Continental Stock Transfer & Trust Company and Kensington Capital Acquisition Corp., dated June 25, 2020, such Warrant Shares will have been validly issued, fully-paid and nonassessable.

4.

With respect to the Equity Award Shares to be offered pursuant to the Registration Statement, when such shares are issued upon the vesting of such equity awards, such Equity Award Shares will have been validly issued, fully-paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE